                                                       EXHIBIT NO. EX-99.d.1.s.i

                        THE DFA INVESTMENT TRUST COMPANY

                        THE HD U.S. LARGE COMPANY SERIES

                         INVESTMENT MANAGEMENT AGREEMENT
                               ADDENDUM NUMBER ONE

         THIS ADDENDUM made this ___ day of September, 2001, by and between THE DFA INVESTMENT TRUST COMPANY, a Delaware business trust (the "Trust"), on behalf of:

                       "THE HD U.S. LARGE COMPANY SERIES"

(the "Series"), a separate series of the Trust, and DIMENSIONAL FUND ADVISORS INC., a Delaware corporation (the "Manager").

         WHEREAS, the Trust and the Manager have previously entered into an Investment Management Agreement, dated July 27, 2000 (the "Investment Management Agreement"), pursuant to which the Manager agreed to manage the investment and reinvestment of the assets of the Series; and

         WHEREAS, the Manager has been informed by the Trust that the Series desires to change its name;

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is hereby agreed as follows:

         1. The name of the Series shall be changed from "The HD U.S. Large Company Series" to "The HD U.S. Marketwide Series," and all references in the Investment Management Agreement to "The HD U.S. Large Company Series" shall be changed to "The HD U.S. Marketwide Series."

         2.   The effective date of this Addendum shall be September 8, 2001.

         3. The parties hereby further agree that no other provisions of the Investment Management Agreement are in any way modified by this Addendum, and that all other provisions of the Investment Management Agreement remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereby have caused this Addendum to be executed this ____ day of September, 2001.

THE DFA INVESTMENT TRUST                        DIMENSIONAL FUND ADVISORS
COMPANY                                         INC.

By:                                             By:
    ----------------------------------------        ----------------------------
    Michael T. Scardina                             Catherine L. Newell
    Vice President, Chief Financial Officer         Vice President and Secretary
    and Treasurer

                                        1